UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2008

FRANKLIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-09318	13-2670991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Franklin Parkway, San Mateo, California 94403

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 312-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Amendment and Restatement of 2004 Key Executive Incentive Compensation Plan

On January 31, 2008, the stockholders of Franklin Resources, Inc. (the “Company”), at the 2008 Annual Meeting of Stockholders, approved an amendment and restatement of the Company’s 2004 Key Executive Incentive Compensation Plan (the “Plan”).

The Plan was principally revised to:

•	allow for multi-year performance periods instead of limiting performance periods based on a single plan year;

•	expand the list of performance goals in order to include additional performance measures reflecting the Company’s business;

•

include a provision which provides that the calculation of performance goals is to be done in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), but without regard to any changes in accounting standards and any extraordinary, unusual or nonrecurring items; provided, however, that the Compensation Committee is provided the discretion to include certain categories or types of adjustments in the calculation of performance goals at the time the Compensation Committee initially establishes the performance goals;

•	increase the maximum award to any participant for any twelve-month performance period from $10 million to $15 million;

•	include an indemnification provision for Compensation Committee or Board members by reason of any action taken or failure to act under the Plan or any award; and

•

provide the Compensation Committee with discretion to delegate its authority and power under the Plan to one or more directors and officers of the Company, to the extent consistent with applicable law.

The following summary describes the material features of the Plan, including the amendments, but is not intended to be complete and is qualified in its entirety by reference to the Plan, attached as Exhibit 10.1 hereto.

Purpose of the Plan

The Plan provides the Company’s key employees with the opportunity to earn incentive awards based on the achievement of goals relating to the performance of the Company and its business units. The Plan is intended to increase stockholder value and the success of the Company by motivating key employees to perform to the best of their abilities and achieve the Company’s objectives.

Administration of the Plan

The Plan is currently administered by the Compensation Committee of the Board of Directors of the Company in accordance with the requirements of Section 162(m) of the Internal Revenue Code (the “Code”). Such committee, acting as the plan administrator, has full authority to interpret the provisions of the Plan, consistent with qualification of the Plan as performance-based compensation under Section 162(m) of the Code.

Eligibility to Receive Awards

Key employees of the Company and its affiliates are eligible to participate in the Plan. Participation in the Plan by any particular key employee is determined by the Compensation Committee in its discretion. In selecting participants for the Plan, the Compensation Committee will choose employees of the Company and its affiliates who are likely to have a significant impact on Company performance.

Target Awards and Performance Goals

For each performance period, the Compensation Committee will establish in writing: (1) target awards for each participant, (2) the performance goals which must be achieved in order for the participant to be paid a target award, and (3) the payout formula for determining the actual award paid to a participant. The payout formula will be based on a comparison of actual performance to the performance goals, provide for the payment of a participant’s target award if the performance goals for a relevant performance period are achieved, and provide for an actual award that is greater or less than a participant’s target award depending upon the extent to which actual performance exceeds or falls below the performance goals.

Each participant’s target award will be (1) expressed as a percentage of his or her base salary, (2) expressed as a percentage of an award pool established for the particular Plan year, or (3) a specified amount determined by the Compensation Committee based on target awards established by the Compensation Committee.

Base salary under the Plan means the participant’s annual salary rate on the last day of the year or on the last day of the applicable fiscal year for any performance period, as determined by the Compensation Committee. The Compensation Committee may determine in its sole discretion whether or not to establish an award pool for a particular Plan year.

The performance goals applicable to the participants may consist of one or more of the following measures: (a) annual revenue, (b) budget comparisons, (c) controllable profits, (d) Company earnings per share, (e) expense management, (f) improvements in capital structure, (g) net income, (h) net or gross sales, (i) operating income (pre- or post-tax), (j) profit margins, (k) operating or gross margin, (l) profitability of an identifiable business unit or product, (m) return on investments, (n) return on sales, (o) return on stockholders’ equity, (p) total return to stockholders, (q) assets under management, (r) investment management performance, (s) mutual and other investment fund performance, (t) institutional account performance, (u) high net worth and other separate account performance, (v) cash flow, operating cash flow, or cash flow or operating cash flow per share (before or after dividends), (w) price of the shares or any other publicly traded securities of the Company, (x) reduction in costs, (y) return on capital, including return on total capital or return on invested capital, (z) improvement in or attainment of expense levels or working capital levels, and (aa) performance of the Company relative to a peer group of companies and/or relevant indexes on any of the foregoing measures. The Compensation Committee may set performance goals which differ from participant to participant. For example, the Compensation Committee may choose performance goals which apply on either a corporate or business unit basis, as deemed appropriate in light of the participant’s responsibilities.

Performance goals are calculated in accordance with GAAP, but excluding the effect of any change in accounting standards and any extraordinary, unusual or nonrecurring item, as determined by the Compensation Committee, occurring after the establishment of the performance goals applicable to the actual award intended to be performance-based compensation. Such adjustment will be made solely for the purpose of providing a consistent basis from period to period for the calculation of performance goals in order to prevent the dilution or enlargement of a participant’s rights with respect to an actual award intended to be performance-based compensation.

Determination of Actual Awards

After the end of each performance period, the Compensation Committee must certify in writing the extent to which the performance goals applicable to each participant were achieved or exceeded. The actual award (if any) for each participant will be determined by applying the formula to the level of actual performance which has been certified by the Compensation Committee. However, the Compensation Committee retains discretion to eliminate or reduce the actual award payable to any participant below that which would otherwise be payable under the applicable formula. In addition, no participant’s actual award under the Plan may exceed $15 million for any twelve months in a performance period.

The Plan contains a continuous employment requirement. If a participant terminates employment with the Company for any reason after the end of the applicable performance period but prior to the award payment date, he or she will be entitled to the payment of the award for the year, provided, however, that the Compensation Committee may reduce (or eliminate) his or her actual award based on such considerations as the Compensation Committee deems appropriate. If a participant terminates employment with the Company prior to the end of the applicable performance period for any reason other than death, disability or retirement, the Compensation Committee will proportionately reduce (or eliminate) his or her actual award based on the date of termination and such other considerations as the Compensation Committee deems appropriate. If a participant terminates employment with the Company prior to the end of the applicable performance period due to death, disability or retirement, he or she will be entitled to the payment of the award for the year, provided, however, that the Compensation Committee may reduce (or eliminate) his or her actual award based on such considerations as the Compensation Committee deems appropriate.

Awards under the Plan are payable no later than March 15 of the calendar year following the calendar year which includes the last day of the performance period. These awards are generally payable in cash; however, the Compensation Committee reserves the right to declare any award wholly or partially payable in an equivalent amount of Company stock (either fully vested or subject to vesting) issued under the Company’s 2002 Universal Stock Incentive Plan or successor equity compensation plan.

Amendment and Termination of the Plan

The Company’s Board may amend or terminate the Plan at any time and for any reason, but in accordance with Section 162(m) of the Code, material amendments to the Plan are subject to stockholder approval. The Plan will also be submitted to stockholders for approval as necessary to enable it to continue to qualify as a performance-based compensation plan under Section 162(m) of the Code.

Assignability and Transferability

Awards under the Plan are not assignable or transferable by the participant, except by will or the laws of inheritance following a participant’s death.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Franklin Resources, Inc. 2004 Executive Incentive Compensation Plan (as amended and restated October 15, 2007)

10.2	Named Executive Officer Compensation as of January 31, 2008

10.3	Named Executive Officer Performance Incentive Compensation (2008)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RESOURCES, INC.

Date:	March 5, 2008	By:	/s/ Maria Gray
			Name:	Maria Gray
			Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Franklin Resources, Inc. 2004 Executive Incentive Compensation Plan (as amended and restated October 15, 2007)

10.2	Named Executive Officer Compensation as of January 31, 2008

10.3	Named Executive Officer Performance Incentive Compensation (2008)

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